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                                                                    Exhibit 10.1

                                 Third Amendment
                                 ---------------
                                     of the
                                     ------
        Smurfit-stone Container Corporation 1998 Long-term Incentive Plan
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                 (Amended and Restated as of November 23, 1998)

     Whereas, Smurfit-Stone Container Corporation (the "Company") maintains the Smurfit-Stone Container Corporation 1998 Long-Term Incentive Plan (the "Plan"); and

     Whereas, the Company now considers it desirable to amend the Plan.

     Now, Therefore, pursuant to the power reserved to the Company by Section 8(a) of the Plan, and by virtue of the authority delegated to the undersigned officer by resolution of the Company's Board of Directors, the Plan is hereby amended, effective as of July 19, 2001, in the following particulars:

          1.   By substituting the following for Section 6(b)(ii) of the Plan:

               "Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award; provided that Performance Awards shall have a minimum vesting period of one year from the date of grant."

          2.   By substituting the following for the first sentence of
Section 8(a) of the Plan:

          "The Board or, if so authorized by the Board, the Committee, may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without the approval of the shareholders of the Company:

          (i) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or

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          (ii) if the effect would be to materially increase the benefits accruing to participants, increase the aggregate number of Shares that may be subject to Awards granted under the Plan or modify the eligibility requirements for Participants in the Plan."

                                      * * *

     In Witness Whereof, on behalf of the Company, the undersigned officer has executed this amendment effective as of the 19th day of July, 2001.


                                          Smurfit-Stone Container Corporation

                                          By:  /s/ Ray M. Curran
                                                Ray M. Curran
                                          Its: President

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